EXHIBIT 3.1

               RESTATED ARTICLES OF INCORPORATION

                             of the
                    GLADSTONE RESOURCES, INC.

     KNOW ALL MEN BY THESE PRESENTS, That the undersigned

president of Gladstone Resources, Inc. hereby execute these

Restated Articles of Incorporation in triplicate.

     FIRST:    The-name of this corporation shall be Gladstone

Resources, Inc.

     SECOND:   The objects for which this corporation is formed

are: To carry on the business of all kinds of mining,

manufacturing, mechanical, chemical and mercantile business in connection therewith; of purchasing, holding, leasing,

developing, improving, using, selling, mortgaging, and conveying or otherwise disposing of mines and mining ground, water rights and powers and sites therefor, and lands necessary and useful therefor, and for the industries and habitations arising or

growing up, or to arise or grow up in connection with or about the same; the construction and maintenance of a railroad,

telegraph lines in connection therewith; and of purchasing,

holding, developing, building, improving, using, leasing,

selling, mortgaging, conveying, or otherwise disposing of mills,

concentrators, smelters and all other works and machinery

necessary for mining, milling, concentrating, reducing, handling,

buying and selling ores and metals and all products of mines and mining claims, and for the purpose of buying, selling, mining,

concentrating, smelting and reducing ores and metals.

     To purchase or otherwise acquire, own, hold, sell, assign,

pledge, mortgage, transfer, or otherwise dispose of the shares of the capital stock of, or any bonds, securities, or other evidence of indebtedness created by any other corporation, or

corporations, whether domestic or foreign, with all rights,

privileges of ownership thereof.

     To purchase, hold, lay out, plat, develop, lease, mortgage,

sell, deal in, convey, or otherwise use town sites or towns, or the lots, blocks, or subdivisions thereof, of any lots or blocks or subdivisions of any town, city or village.

     Or to carry out any other branch of business designed to

said in the industrial and productive interests of the country and the development thereof.

     THIRD:    That the principal place of business for this

corporation shall be in the City of Spokane, Spokane County,

State of Washington; and that John F. Campbell, 417 Paulsen

Building, Spokane, Washington, 99201, shall be the registered agent of the company.


     FOURTH:     That the term of this corporation shall be
perpetual.

     FIFTH:    That the Board of Directors of the corporation
shall be not less than three nor more than nine members.

     SIXTH:    The capitalization of this corporation shall be
one hundred fifty thousand dollars divided into six million no par value non-assessable shares. Each and every share of stock shall have the same rights and privileges as those enjoyed by each and every other of said shares.
     SEVENTH:  That the Board of Directors of this corporation

shall, at any regular or special meeting of said Board, have power and authority to repeal and/or amend any or all of the by-

laws of this corporation, and/or to adopt new by-laws, a majority vote of said directors being required for the exercise of such powers.

     EIGHTH:   That the Board of Directors of this corporation

shall have the power and authority from time to time to authorize the sale of and to sell, for cash or otherwise, all or any

portion of the unissued and/or treasury stock of this corporation without said stock or any thereof being first offered to the shareholders of this corporation.

     NINTH     The name and post office address of each of the

Directors as of the date hereof are as follows:

H. T. "Whitey" Holm, 2437 Republic Bank Building, Dallas, Texas,

75201; Henry D. Akin, Jr., 15th Floor Republic Bank Building,

Dallas, Texas, 75201; Ben H. Sparkman, 1604 Main Street, Room

700, Dallas, Texas, 75201.



                                   GLADSTONE RESOURCES, INC.



                                   By:     /s/ H. T. Holm
                                        -------------------------
                                        H. T. "Whitey" Holm,
President


                                   By:     /s/ Henry D. Akin, Jr.
                                        -------------------------
                                        Henry D. Akin, Jr.,
Secretary


STATE OF TEXAS      S
                    S
County of Dallas    S

      H.T. Holm and Henry D. Akin, Jr., known to me to be the

President and Secretary, respectively, of Gladstone Resources,

Inc., being duly sworn on oath this 25th day of January, 1973,

acknowledge that they are authorized to execute the foregoing

Restated Articles by resolution of the Board of Directors of

Gladstone Resources, Inc.; that the Restated Articles correctly set forth the text of the Articles of Incorporation of Gladstone

Resources, Inc. as amended and supplemented to the date hereof,

and that the Restated Articles supercede and take the place of theretofore existing Articles of Incorporation and amendments thereto.




                                 /s/ Norma Riddell
                              -----------------------------------
                              Notary Public for the State of
                              Texas